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                                                            EXHIBIT 23.2




                          CONSENT OF KPMG PEAT MARWICK LLP



We consent to the use of our report dated February 25, 1998, with respect to the consolidated balance sheets of Market Facts, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three year period then ended, which report appears in the Market Facts, Inc. 1997 Annual Report on Form 10-K, incorporated herein by reference

                                                    KPMG Peat Marwick LLP
Chicago, Illinois
July 31, 1998